As filed with the Securities and Exchange Commission on August 10, 2007

                                                    Reg. No. 333-145328


             U.S. SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549


                          FORM SB-2/A-1

                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

                   Harvey's Collectibles, Inc.
           --------------------------------------------
          (Name of Small Business Issuer in its Charter)

           Florida                  5961                32-0201397
 ---------------------------------------------------------------------
(State of Incorporation)      (Primary Standard       (I.R.S. Employer
                          Industrial Classification     I.D. Number)
                               Code Number)


                      14241 SW 92nd Avenue
                         Miami, FL 33176
                         (305) 378-1948)
    -----------------------------------------------------------
   (Address and telephone number of principal executive offices and principal place of business)

                        Harvey Judkowitz
                     Chief Executive Officer
                   Harvey's Collectibles, Inc.
                      14241 SW 92nd Avenue
                         Miami, FL 33176
                         (305) 378-1948
     -------------------------------------------------------
    (Name, address and telephone number of agent for service)

                              Copies to:
                              ----------
      Stewart A. Merkin, Esq.               Paul M. Galant
      ----------------------                --------------
Law Office of Stewart A. Merkin, P.A.          Secretary
   444 Brickell Avenue, Suite 300         470 NE 25th Terrace
       Miami, Florida 33131              Boca Raton, FL 33431
           (305) 357-5556                   (561) 289-5175

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.. If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------
     Title of                         Shares/       Proposed     Proposed      Amount
  each class of                       Units          maximum      maximum        of
securities to be                      to be          offering     offering   registration
   registered                       registered        price      price(1)(2)     fee
------------------------------------------------------------------------------------------

Redeemable Warrant Units             3,600 Units       $5.00       $18,000   $

------------------------------------------------------------------------------------------
Underlying Common Stock            360,000 shares      $6.00     2,160,000
------------------------------------------------------------------------------------------
Gross Proceeds to Registrant         1,200 Units plus
                                   360,000 shares                2,178,000
------------------------------------------------------------------------------------------
Common Stock-Selling Shareholders  125,000 shares      $5.00       625,000
------------------------------------------------------------------------------------------
Total Registration Fee             485,000 shares                2,803,000   $  86.05
------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457 (c) under the Securities Act, as amended, solely for the purpose of calculating the registration fee and represents the exercise price of the Common Stock Purchase Warrants being offered by the Company.

(2) 125,000 shares being offered will contemporaneously be distributed and are being offered for resale by selling stockholders; and 360,000 shares are presently unissued shares which will be offered for resale upon the exercise by the purchasers of the Redeemable Unit Warrants ("the Warrants") offered by the Company. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon exercise of the Warrants; as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

PROSPECTUS          Subject to completion, dated August ___, 2007

                   Harvey's Collectibles, Inc.

        3,600 Redeemable Warrant Units at $5.00 per Unit
                               and
        485,000 Shares of Common Stock ($0.001 par value)

This prospectus relates to the sale of:

a. 3,600 Redeemable Warrant Units at $5 per Unit, on a "best-efforts" basis by management, each inseparable Unit consists of 100 Redeemable Common Stock Purchase Warrants ("Redeemable Warrants") which we have valued at $0.05 per Redeemable Warrant-Each of which is convertible at any time prior to its termination on the fifth Anniversary of the Effective Date of this Offering - in exchange for One share of Common Stock at the Exercise Price of $6.00 per Share; for an aggregate of 360,000 shares.

b. 125,000 common shares that have been authorized for issuance upon the effective date of this registration statement to approximately 110 holders of record, hereinafter referred to as the "Selling Shareholders".

c. 360,000 of our common shares issuable upon the exercise of the Redeemable Warrants being offered by this prospectus.

We will not receive any proceeds from the sale of the 125,000 shares of common stock being offered by Selling Shareholders in this offering. However we will receive the proceeds from the sale of the warrant units as well as the exercise price if and when the holders exercise the Redeemable Warrants. We are paying the expenses of registering the Units and Common shares, as well as the shares underlying the Redeemable Warrants. See: "Selling Stockholders."

As of the date of this Prospectus there is no public market for shares of our common stock. The shares included in this prospectus may be offered and sold directly by the selling stockholders in the open market, when, as and if an active market is made by one or more registered market makers, at prevailing prices or in individually negotiated transactions, through agents designated from time to time or through underwriters or dealers. We will not control or determine the price at which a selling stockholder decides to sell its shares. Brokers or dealers effecting transactions in these shares should confirm that the shares are registered under applicable state law or that an exemption from registration is available. Our principal executive offices are located at 14241 SW 92nd Avenue Miami, FL 33176, and our telephone number is (305) 378-1948. You should understand the risks associated with investing in the Units and our common stock. Before making an investment, read the "Risk Factors," which begin on page 3 of this prospectus. The prices of the Units being offered, the shares of Common Stock and the Exercise Price of the Redeemable Common Stock Purchase Warrants have all been arbitrarily determined by us, without any relationship to generally accepted criteria of value, including but not limited to book value.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   Harvey's Collectibles, Inc.
             14241 SW 92nd Avenue * Miami, FL 33176
                          305 378-1948

                        TABLE OF CONTENTS



                                                                    Page


 Prospectus Summary
 Risk Factors
 Forward-Looking Statements
 Use of Proceeds
 Market Price of Common Stock and Other Shareholder Matters Management's Discussion and Analysis or Plan of Operation Business
 Directors, Executive Officers, Promoters and Control Persons Executive Compensation
 Security Ownership of Certain Beneficial Owners and Management Selling Stockholders
 Plan of Distribution
 Certain Relationships and Related Transactions
 Description of Securities
 Interests of Named Experts and Counsel
 Disclosure of Commission Position of Indemnification
   for Securities Act
 Liabilities
 Legal Matters
 Where You Can Find More Information

 Index to Financial Statements                                       F-1

 Exhibits

                       PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus; it does not contain all of the information you should consider before investing in our common stock. Read the entire prospectus before making an investment decision. Throughout this prospectus, the terms "we," "us," "our," "HCI" and "our company" refer to Harvey's Collectibles, Inc.

History
--------
Harvey's Collectibles, Inc. is a Florida corporation organized in April 2007. Our principal executive offices are located at 14241 SW 92nd Avenue, Miami, Florida 33176 and our telephone number is
(305) 378-1948. We are developing a proprietary Internet web site at www.Harveyscollectibles.com primarily so that we can engage in the purchasing and selling of a variety of collectible memorabilia. The information on our website is not, and should not, be considered to be a part of this prospectus. We are a recently organized corporation and have no significant operating history or operating revenues. In order to be successful, we must attract a significant number of users to the collectible items and content delivered through our website in order to generate significant sale transactions.

The Offering
-------------

3,600  Warrant Units ("Units") offered by management on a "no minimum best-efforts" basis at $5.00 per Unit;
Each inseparable Unit consists of 100 Redeemable Common Stock

Purchase Warrants convertible into an aggregate of 360,000
  shares.
Common Stock to be offered by selling stockholders        125,000 shares
Common stock currently outstanding:                     2,441,000 shares
Common stock to be outstanding after the offering,
  assuming that no Redeemable Warrants are exercised:   2,441,000 shares
Common stock to be outstanding after the offering,
 assuming the sale and exercise of all of the
 Redeemable Warrants:                                   2,801,000 shares
   Proceeds:
     Maximum gross proceeds from the
       sale of Units:                                 $    18,000
     Maximum gross proceeds from the
       exercise of all Redeemable  Warrants           $ 2,160,000
Use of Proceeds:  Expenses of this Offering
 and general working capital.
An investment in our common stock involves
  significant risks. See "Risk Factors".
------------------------------------------

                          RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information contained in this prospectus and in the documents incorporated by reference before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition or operating results and the future trading price or value of our securities could be materially adversely affected.

                  RISKS RELATED TO OUR COMPANY

We have a limited and quite insignificant operating history on which to base an investment decision. We were organized in April 2007 and have not yet started to market, advertise or promote our proprietary website which is in the development stage. Our limited operating history is a factor for investors to consider in evaluating an investment in our common stock.
To attain any degree of success we must attract a significant number of users to the information and content delivered through
our   website  and  generate  significant  advertising  revenues.
Specifically, as an early stage entity in the rapidly evolving Internet "retail" market, we will face numerous risks and uncertainties including our ability to:
  -  anticipate and adapt to changing Internet technologies;
  - provide exciting and compelling content to attract return visits from website customers;
  -  generate advertising revenues;
  -  develop an organization with customer service in the forefront;
  -  implement sales and marketing initiatives;
  -  attract, retain and motivate qualified personnel;
  -  respond and adjust to actions taken by competitors;
  - build an operations and technical infrastructure to effectively manage growth; and integrate new technologies and services.

We have a major task ahead of us and being under-financed we may not be successful in achieving our goals.

From inception in April 2007 through June 30, 2007 we did not have any revenues. We have experienced a net loss totaling $2,564 for the period ended June 30, 2007. We do not plan to pay any cash dividends on our common stock in the foreseeable future. Any decision to pay dividends is within the discretion of the board of directors and will depend upon our profitability at the time, cash available and other factors. Therefore, no assurance can be given that there will ever be any such cash dividends or distributions in the future.

We compete against many larger more established companies, as well as individual collectors - competitors in both phases of our business. Because we are a small "start up" company with a limited working capital, our ability to compete effectively will depend on our ability to obtain additional working capital.

There can be no assurance that we will be able to compete successfully against current or future competitors. We have minimal experience in the retail marketing and selling of collectible memorabilia. Other than our two executive officers we have no employees or consultants engaged in promoting or marketing our collectible offerings; but we anticipate developing a marketing organization as our working capital is enhanced through future private and or public financing efforts. If we do not establish or maintain an effective marketing and sales organization, our business will be adversely affected.

Key  Personnel.   Presently  we  are  dependant  on  certain  key
---------------
personnel to make the Company a viable business. Currently we depend on the efforts of Harvey Judkowitz, our Chief Executive Officer and President, and Paul M. Galant, our Secretary and Treasurer. The loss of the services of either of these individuals could delay or prevent us from achieving our objectives.

Additional Financing Dilution. Any additional financing  that  we
------------------------------
successfully conclude may cause significant dilution, and may, if involving debt, create risks associated with the use of leverage. While we currently have minimal working capital, we believe that it will allow us to continue our current level of preliminary developmental efforts, but it will be insufficient to accomplish our goals. We will be required to seek additional private and or public equity or debt financing, in the future. Any equity financing, including conversion of the Redeemable Warrants, may involve substantial dilution of those purchasing common shares from the "selling shareholders" pursuant to this Prospectus. Future debt financings would subject us to the risks associated with leverage, including interest expense and the possible risk of default and ultimately becoming insolvent.

Various government regulations of our business operations. We are
-----------------------------------------------------------
subject to the myriad of local, state and federal government regulations which generally affect all U. S., based operating business entities; but presently there are no specific regulations which require us to obtain licenses or which limit or otherwise negatively impact our ability to market and sell collectible items over the Internet.

                  RISKS RELATED TO OUR PRODUCTS

Minimal  Collectible offerings.  Unless we can obtain  additional
--------------------------------
working capital financing, we will not be able to expand our product offerings through direct inventory purchases. In such case we would be limited to attempting the acquisition of collectible inventories in exchange for issuing shares of our common or preferred stock; or by acting as agent with product given to us on consignment by collectors, or wholesalers. We can offer no assurance that we can obtain inventory through such methods.

Market   Value  of  Collectibles.  The  popularity  of   specific
----------------------------------
collectibles varies from time to time due to a variety of factors, such as current performance and or personal behavior of athletes and sports teams, and entertainment and other public celebrities; economic considerations, and other events and occurrences. These variations can greatly impact the marketability and value of our collectible offerings. As we increase our own inventory over time, such market variations may play a significant role in shareholder value.

Intellectual   property.   At  this  stage   in   our   corporate
-----------------------
development, we have no intellectual property. Our present business plan is dependant upon our ability to market our product and services. Under our current business plan our future growth and profitability will depend on our ability to create a user-friendly website and develop a desirable inventory of collectible memorabilia.

                RISKS RELATED TO OUR COMMON STOCK

"Best-Efforts"  self-underwritten  Offering.  Our  officers   are
-------------------------------------------
conducting a "no minimum, best-efforts" offering without the services of an underwriter. Management, without the participation of registered securities broker dealers is conducting the sale of the Units. We are offering the Units on a "best-efforts" basis without an escrow or trust account for the proceeds, and there is no assurance that any or all of the Units will be sold.

Arbitrary Pricing. The price of the Units being offered  and  the
-----------------
Exercise Price of the Redeemable Warrants and the Common Shares being offered by Selling Shareholders were arbitrarily determined. We established the price of the Units and the prices for the Warrant Exercise without any relationship to their intrinsic or actual book value. Our determination was arbitrary and totally unrelated to any recognized criteria of value usually adhered to by issuers.

Lack  of  Liquidity. There is no assurance that a  liquid  public
-------------------
market for our securities will ever develop. As of the date hereof there has been no established public trading market for our common stock, and there can be no assurance that a regular and established market will be developed upon the completion of this offering; nor that any such trading market would be maintained for any particular duration. There can also be no assurance as to the depth or liquidity of any market for the common stock or the prices at which holders may be able to sell the shares.

No  Public  Trading Market. There presently is no public  trading
--------------------------
market for our shares. Upon completion of this Offering, we anticipate that a registered securities market maker will submit the appropriate Form 211 (15C2-11) to the NASD for trading privileges of our common shares on the Pink Sheets and or the OTC Bulletin Board, both being electronic trading systems. Management cannot assure that such trading privileges will be applied for, or if applied for they will ultimately be granted.

Companies that have their shares listed in the Pink Sheets electronic system normally are not followed by market analysts, and many institutional investors are prohibited from, or do not invest in such companies. As a result, trading on the Pink Sheets electronic trading system is characterized by a lack of liquidity, sporadic trading, larger spreads between bid and ask quotations, and other conditions that may affect an investor's ability to re-sell shares.

The OTC Bulletin Board, which lists only companies that are obligated to file periodic reports with the Securities and Exchange Commission, is generally considered to be a more viable market place than that represented by the Pink Sheets; but no assurance can be given that we will be admitted to the OTC Bulletin Board. Because we are a small company and relatively unknown to investors and brokers, Our stock will most likely be thinly traded, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. Most investment advisors and brokers, as well as many investors, do not consider making investments in early stage company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, assuming that a market is established, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near ask prices or at all if you need money or otherwise desire to liquidate your shares.

Investors may have difficulty selling our shares because it is conceivable that they will at some time be deemed "Penny Stocks". Assuming that a public trading market is made, since our common stock will not be listed on the Nasdaq Stock Market, at any time that the trading price of our common stock falls below $5.00 per share, trading in our shares will be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally defined as an investor with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with a spouse). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to the sale. The broker-dealer also must disclose the commissions payable to the broker-dealer, current bid and offer quotations for the penny stock and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Such information must be provided to the customer orally or in writing before or with the written confirmation of trade sent to the customer. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of the common stock and the ability of holders of the common stock to sell their shares.

Controlling   Shareholders.   The   majority   shareholders   and
--------------------------
management will continue to exercise control over the Company. Anti-takeover provisions in our Articles of Incorporation could affect the value of our stock. Our Articles of Incorporation contains certain provisions that could impede a non-negotiated change in control. In particular, without shareholder approval we can issue up 5,000,000 shares of preferred stock with rights and preferences determined by the board of directors. These provisions could make a hostile takeover or other non-negotiated change in control difficult, which takeover/change of control could be at a premium to the then current stock price.

Future issuance of additional common and or preferred stock could dilute existing shareholders. We are authorized to issue up to 95,000,000 shares of common stock. To the extent of such authorization, our board of directors has the ability, without seeking shareholder approval, to issue additional shares of common stock in the future for such consideration as the board of directors may consider sufficient. The issuance of additional common stock in the future will reduce the proportionate ownership and voting power of the common stock offered hereby are also authorized to issue up to 5,000,000 shares of preferred stock, with two designated series setting forth the rights and preferences, and the remaining undesignated preferred shares may also be designated by the board of directors. Such designation of new series of preferred stock may be made without shareholder approval, and could create additional securities which would have dividend and liquidation preferences over the common stock offered hereby. Preferred shareholders could adversely affect the rights of holders of common stock by:

  - exercising voting, redemption and conversion rights to the detriment of the common stock shareholders;
  - receiving preferences over the holders of common stock or surplus funds in the event of our dissolution or liquidation;
  - delaying, deferring or preventing a change in control of our company; and
  -  discouraging bids for our common stock.

Potential share overhang could have a material effect on our stock price. As of June 30, 2007, we had outstanding 2,316,000 shares of common stock, all of which are "restricted securities" (as that term is defined under Rule 144 promulgated under the Securities Act of 1933, as amended). Excluding the issuance of shares on the exercise of Redeemable Warrants, there will be 125,000 freely tradable shares. 216,000 of the remaining presently restricted shares owned by non-control persons will become eligible for public resale on or about April 21, 2008 under Rule 144 of the Act. No prediction can, or is hereby intended to be made as to if or when such shares will be offered for sale in the public market, or what the effect that the sales of shares of common stock, or the availability of such shares for sale, will have on the market prices prevailing from time to time. The possibility that additional shares of common stock may be sold in the public market may from time-to-time adversely affect prevailing market prices for our common stock.

We have not yet issued common shares or purchase options pursuant to our 2007 Equity Incentive Plan. The exercise of future stock options may affect the market value at the time of their exercise and sale. Presently we have no present commitments to issue shares or options pursuant to the Plan.


                   FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This document contains forward-looking statements, which reflect the views of our management with respect to future events and financial performance. These forward-looking statements are subject to a number of uncertainties and other factors that could cause actual
results  to  differ  materially from such  statements.   Forward-
looking statements are identified by words such as "anticipates", "believes," "estimates," "expects" "plans," "projects," targets" and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on the information available to management at this time and which speak only as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of some of the factors that may cause actual results to differ materially from those suggested by the forward-looking statements, please read carefully the information under "Risk Factors". The identification in this document of factors that may affect future performance and the accuracy of forward-looking statements is meant to be illustrative and by no
means  exhaustive.  All  forward-looking  statements   should  be
evaluated with the understanding of their inherent uncertainty. You may rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that stated in this prospectus. Neither the delivery of this prospectus nor the sale of common stock means that information contained in this prospectus is correct after the date of this
prospectus.  This  prospectus  is  not  an  offer  to   sell   or
solicitation  of  an  offer  to  buy  these  securities  in   any
circumstances under which the offer or solicitation is unlawful.

                         USE OF PROCEEDS

Assuming the sale of all of the 3,600 Units, we will receive a maximum of $18,000 from such sale. We will not receive any proceeds from the sale of common shares by the selling stockholders pursuant to this prospectus. If all of the Redeemable Warrants are sold and subsequently exercised, we will receive the $6 per share exercise price. We expect to use the proceeds received from the sale of the Units to pay the costs and expenses of this offering; the proceeds, if any, from the exercise of Redeemable Warrants, will be applied at the discretion of management for general working capital purposes, such as advertising, marketing and website promotion and other general and administrative expenses, including salaries of future employees, and management. We will pay the expenses of registration of these shares, including professional (legal and accounting) fees.

The following table sets forth, for illustrative purposes only, the anticipated proceeds in the event that we sell all of the Units, or if we only sell 25%, 50% or 75% and if the Redeemable Warrants are fully exercised; or, in the event that we sell less than all of the Units, the anticipated proceeds in the same proportions:


-------------------------------------------------------------------------
Proceeds                   25%          50%          75%            100%
-------------------------------------------------------------------------
Initial Unit Sale       $4,500       $9,000       $13,500        $18,000
-------------------------------------------------------------------------
Warrant Exercise    90,000 wts  180,000 wts   270,000 wts    360,000 wts
-------------------------------------------------------------------------
Warrant Proceeds      $504,000   $1,080,000    $1,620,000     $2,160,000
-------------------------------------------------------------------------
Gross Proceeds        $508,500   $1,089,000    $1,633,500     $2,178,000
-------------------------------------------------------------------------


   MARKET PRICE OF COMMON STOCK AND OTHER SHAREHOLDER MATTERS

Market Information. There is no established public trading market
------------------
for our common stock. Assuming the existence after this offering of a public trading market, the shares may be sold directly by the selling stockholders in the open market at prevailing prices or in individually negotiated transactions, through agents, underwriters, or dealers. We will not control or determine the price at which the shares are sold.

Shareholders.    Giving  effect  to  the  125,000  shares   being
------------
registered hereby for sale but prior to the sale of the Units being offered, there are approximately 115 holders of record of our common stock.

Dividends. We have not paid any dividends on our common stock  to
---------
date and do not anticipate that we will be paying dividends in the foreseeable future. Any payment of cash dividends on our common stock in the future will be dependent upon the amount of funds legally available; earnings, financial condition, capital requirements and other factors that the Board of Directors may think are relevant. We intend for the foreseeable future to follow a policy of retaining all of our earnings, if any, to finance the development and expansion of our business and, therefore we do not have any current intention to pay cash dividends on our common stock.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Overview.   HCI  is  a  developmental stage enterprise  with  our
--------
immediate goal being to develop our website sufficiently to enable us to begin our marketing efforts to attract collectors. As and when financing becomes available we expect to begin the creation of our proposed wholesale dealers electronic Internet network application; and programming concepts for both CollectiblesRadio and CollectiblesTelevision

Liquidity and Capital Resources.  HCI has limited funding at  the
-------------------------------
present time, and we anticipate the need for significant private and or public financing, in the form of debt and or equity capital, to enable us to develop and fund an appropriate marketing plan for our collectibles enterprise, and to generally advertise, market and promote our business development. Pending our attaining a sufficient level of working capital the Principal Shareholders have agreed to provide the corporation with additional funds as may be necessary to cover the basic costs of our remaining compliant with the reporting requirements of the Securities Exchange Act.

Plan of Operations. We are in the development stage and have  not
------------------
conducted any significant operations to date nor have we received any operating revenues. As happens with most developing enterprises, we anticipate experiencing problems, delays, expenses and difficulties sometimes encountered by an enterprise in our stage of development, many of which are beyond our control. These include, but are not limited to, unanticipated problems relating to additional costs and expenses that may exceed current estimates, competition, product development and acceptance; and lack of distribution channels. We intend to market products and services utilizing cash made available from the sale (private and public) of our securities and operations. Additionally, we will continually seek acquisition candidates. We are of the opinion that the proceeds of the sales of our securities and future revenues may not be sufficient to pay all of our operating expenses for the next twelve months. From time-to-time loans or advances from management or control shareholders may be required to continue our minimal operations.

You should consider the likelihood of our future success to be highly speculative in light of our limited operating history, as well as the limited resources, problems, expenses, risks and complications frequently encountered by similarly situated companies. To address these risks, we must, among other things:

  * satisfy our capital requirements for the implementation of our business plan;
  * implement and successfully execute our business and marketing strategy
  *  expand our operations through key acquisitions;
  *  respond to industry and competitive developments; and
  *  attract, retain, and motivate qualified personnel.

If we were unable to successfully address these risks our business prospects, financial condition and results of operations would be materially adversely affected.

Critical Accounting Policies. Our financial statements have  been
----------------------------
prepared on a continuing operations basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. The following accounting policies involve a "critical accounting estimate" because they are particularly dependent on estimates and assumptions made by management about matters that are highly uncertain at the time the accounting estimates are made. In addition, while we have used our best estimates based on facts and circumstances available to us at the time, different estimates reasonably could have been used in the current period, and changes in the accounting estimates we used are reasonably likely to occur from period to period which may have a material impact on the presentation of our financial condition and results of operations. We will review these estimates and assumptions periodically and reflect the effects of revisions in the period that they are determined to be necessary and reviewed by the audit committee.

Results of Operations.
---------------------
     Revenues: we continue in our developmental stage and as  yet
     ---------
have not generated any revenues from the sale of collectible memorabilia.

     General  and  Administrative:   general  and  administrative
     -----------------------------
expenses have totaled $2,564 from our inception (April 18, 2007) through our fiscal year ending June 30, 2007.

     Provision  for  Income  Taxes:   Our  net  operating  losses
     ------------------------------
currently are limiting our federal and Florida State income tax obligations.

Stock and Option Transactions.
-----------------------------
Financing activities during that same period included the issuance of 2,316,000 shares in exchange for the aggregate sum of $14,660 or an average of $0.0063 per share. We have adopted a stock option incentive Plan that becomes effective October 1, 2007. We have not issued or committed to issue any shares or options pursuant to such Plan.

Liquidity and Capital Resources.
-------------------------------
HCI has limited funding at the present time, and we anticipate the need for significant private and or public financing, in the form of debt and or equity capital, to enable us to develop and fund an appropriate marketing plan for our collectibles enterprise, and to generally advertise, market and promote our business development.

Based on the amount of working capital that we had on hand on June 30, 2007 we have sufficient financial resources to continue maintaining the minimal level of operations we have thus far conducted since inception for the next 12 months, but we require additional financing, including the possible proceeds from the exercise of the Redeemable Warrants being offered pursuant to this prospectus. Without further financing, the Company will not be able to implement its full business plan. There are, however, many conditions that could impact our proposed business plan and could adversely impact our ability to market and sell collectibles. We cannot give any assurance that we will be able to obtain the financing required for us to successfully engage in our chosen business. Pending our attaining a sufficient level of working capital the Principal Shareholders have agreed to provide the corporation with additional funds as may be necessary to cover the basic costs of our remaining compliant with the reporting requirements of the Exchange Act.

Control of Business Operations.
------------------------------
The three principal shareholders of HCI own in excess of 90% of the shares and have effective control of all facets of HCI's operations and business plans. By their control of the election of directors, they are in a position to collectively direct the nature of our business, including fund raising, acquisitions of assets and issuance of additional shares of common and or preferred stock. In the event that a public market for the shares of HCI does not develop or if developed is not maintained, other shareholders may find that there is no market for their shares at the time they would otherwise be eligible to publicly sell their shares pursuant to the securities laws then in effect. Management expects to take whatever steps in the future may be required to have a public market develop, there is no intent to assure that a viable market will ever develop or if developed, would be maintained for any duration.

Competition.
-----------
For the foreseeable future, HCI will remain an insignificant participant among the firms and individuals engaged in marketing collectibles, as well as those public and private companies seeking to enhance their own shareholder's equity through the acquisition of one or more operating business entities. There are established firms and venture capital organizations, which have significantly greater resources - financial and personnel - as well as greater technical expertise than HCI has or can expect to have in the near future. In view of our limited financial resources we will continue to be at a significant competitive disadvantage.

Capital  and  Source of Liquidity. HCI currently has no  material
---------------------------------
commitments for capital expenditures. From our inception on April 18, 2007 through June 30, 2007, we issued a total of 2,316,000 shares in "non-public" transactions to a total of nine persons, including our control shareholders, directors and officers, and six other individuals, for an aggregate consideration of $14,660. During the two plus months from our inception on April 30, 2007 through June 30, 2007, we had negative cash flow from operations, principally due to our lack of revenues. We are not a party to any off-balance sheet arrangements and do not engage in trading activities involving non-exchange traded contracts. In addition, we have no other financial guarantees; debt or lease agreements or other arrangements that could trigger a requirement for an early payment or that could change the value of our assets.

On a long-term basis, liquidity is dependent on commencement of operations as discussed above, receipt of revenues, additional infusions of capital and debt financing. Management believes that additional capital and debt financing in the short term will allow us to begin a dedicated and targeted advertising and promotion campaign to drive sales income a fully operational corporation thereafter resulting in increased revenue and greater liquidity in the long term. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all.



BUSINESS

Glossary:
1.  Collectibles - works of art; rugs; antiques; precious  metals
    ------------
      and  gems; stamps; coins; vintage fine wines, automobiles; etc.
2.  Memorabilia - Objects  valued for  their  connection  with
    -----------
      historical events, culture, or entertainment events or experiences worthy of remembrance.
3.  Souvenir - A token of remembrance; a memento.
    --------
4.  Video on Demand. ["VOD"] Recorded video that is available to
    ----------------
      viewers directly on a website whenever they choose to view it.
5.  Podcasts. ["POD"] Recorded audio file that can be listened to
    ---------
      online or downloaded to a viewers' iPOD, MP3 or similar recording device, and played anytime at the individual's choice.


Business of Issuer.
------------------

Our current plans call for:
1) Development of our proprietary Internet website.
2) Arrange for working capital financing.
3) Acquisition of collectible items for resale.
4) Complete our initial public offering and qualify as a fully reporting public Company.

We are in the initial stage of developing our business operations by the creation of our proprietary website - for the primary purpose of offering a variety of collectible items to individual collectors. We plan on eventually expanding our operations to include a variety of audio and video content that will be of interest to collectors, ranging from live Internet auctions to quiz shows based on collectibles and biographies of celebrities that provide context for why they are worthy of being a collectible!

Principal Products and Services. HCI is in the initial  stage  of
-------------------------------
developing a retail memorabilia collectibles enterprise, primarily through an interactive Internet website, i.e., harveyscollectibles.com which is online but is continuously under construction as we enhance its operation. Although our initial merchandise offerings consist of sports memorabilia, we do not intend to limit our future business operations to sports collectibles.

We currently have no employees, and are dependent solely upon the efforts, abilities, business generation capabilities and project execution of our two executive officers, Harvey Judkowitz and Paul M. Galant, to conduct HCI's business and generate revenues; if we lose the services of either or both of them it could severely affect our ability to fully develop our proposed collectibles marketing system. Mr. Judkowitz is currently devoting a minimum of twenty hours per week to the affairs of HCI, including review and evaluation of memorabilia to add to our inventory. His other business time is spent in the operation of his accounting practice and provides him with many leads for potential acquisitions for HCI. Mr. Galant is presently devoting most of his business time to the affairs of HCI, including the creation of appropriate marketing and business plans for our business development; as well as the preparation of appropriate funding plans and efforts. We anticipate that our proprietary website will be substantially complete and operational prior to the Christmas holiday season in December 2007.

Some Popular Categories of Collectibles   * Automobiles -
Motorcycles * Comic Books * Figurines * Clocks * Branded
Merchandise * Sports * Entertainers (Film, Music, Television) *
Art & Artists  *  Antiques * Numismatics (Coins)* Stamps * Toys
- - Dolls, Animals  * Pottery & Glassware *

We have several Business concepts under consideration by Management for development, as our level of financing will allow.
(a) CollectorsRadio.com and Collectorstelevision.com.
    ------------------------------------------------
Management has acquired these Internet URL's as our initial step in the development of the interactive audio (radio) and video portion of our memorabilia Internet website; the audio content will be available to website visitors either live or as Podcasts. The full development of the interactive portion of the website will be subject to available financing. We expect to eventually incorporate a wide range of Radio and VOD offerings to complement our "buy-sell" collectible merchandise.

Future shows - audio and VOD's, may include personal interviews with past and current athletes - and other celebrities; interviews with successful private collectors including showing portions of their collections; Live auctions of collections or our inventoried merchandise; as well as a possible series of instructional videos on how to make collecting memorabilia a profitable lifetime hobby. The range of possible VOD topics is extensive and management anticipates that by making use of the latest video technologies we will greatly increase the traffic flow to harveyscollectibles.com and position the Company to become a leader in the field of memorabilia collecting. As well as enable us to create content for future distribution over other telecast channels, such as satellite and cable television.

We intend to use the latest technology. In December 1996, the U.S. Congress approved the ATSC (Advanced Television Standards Committee) standard for Digital and High Definition TV. By using digital technology, this system is designed to achieve much
greater   performance  in  every  aspect  of   video....   color,
resolution, detail, audio, etc. Within the ATSC set of standards, there are actually 18 different formats. 15 for standard definition digital (variants of 640 x 480) and 3 HIGH DEFINITION formats (720p, 1080i, and 1080p). This type of resolution reportedly achieves up to SIX (6) TIMES the quality of DVD!

The key to these files is that the file sizes are not much larger, if at all, than the traditional hi-resolution MPEG2 clips presently in use on many websites. The difference is the encoding/decoding of the information that is done by computer. So even though the file sizes are reasonable, they DO require quite a bit of processing power. Users will need to have high speed processors with significant random access memory ("RAM") as found in most computers being sold in the U.S. since 2003 - to be able to view the HD files. The faster the processor, and the more RAM you have, the better.

We anticipate publishing our content in 3 different file formats. The first will be a standard low-resolution (.mpg) file, for our dial-up customers, or for those who just want quicker access to a given file to see if it's worth their time downloading the larger versions. The second format will be high definition in Apple's
(Mac) Quicktime (.mov) format, and the third will be the most universally accessible high definition format, Windows Media Video (.wmv).

We expect that much of the VOD content we create or acquire will also be suitable for Internet, Satellite or on-the-air radio broadcast.

(b)  HCIdealernetwork.com. We have reserved this Internet address
     --------------------
as part of our preliminary long-term plan to develop a nationwide "network" of collectible manufacturers, distributors and retail dealers. As and if financing becomes available, we anticipate creating a proprietary Private Network using a fully interactive "membership-only" limited access website providing access to our proposed network which we anticipate will provide a variety of "interdealer services" to wholesale and retail collectible and memorabilia dealers.

Our Markets:

Collectibles. Our target market includes a variety  of  potential
------------
customers, such as sports fans and other memorabilia collectors of all ages, and income levels. We believe that there is a significant market for a gift service of "collectibles as gifts" and expect to devote a commensurate portion of our future advertising and promotion towards consumers who are seeking unique products for gift giving purposes.

Acquisitions.  In pursuit of enhancing the product  offerings  we
------------
expect to make available through our website, from time to time HCI may engage in providing collateral merchandise and related services - by the acquisition of going concerns - especially firms having experienced management willing to remain in place. Possible areas of interest may include: retail memorabilia dealers, private collections and other Internet websites engaged in similar business operations and related services.

Distribution  Methods of the products or services. We  expect  to
-------------------------------------------------
employ a variety of generally accepted marketing methods for advertising and promoting HCI's Internet Website, including direct mail, Internet "Opt-in" email, telephone and targeted media advertising.

Funding.
-------
We are anticipating that our minimum working capital requirements for the first 18 months of our operations will be approximately
$250,000 of investor financing to enable us to create a viable enterprise.

No assurances are intended that any private or public funding will be available to us, or if available that it would be available on terms favorable to HCI. Our failure to raise the required working capital funds will prevent us from effectuating the proposed marketing efforts, and may cause HCI to cease operations.

Initial Product Offerings.
-------------------------
In June 2007 we purchased for resale an autographed Major League baseball as our first "owned" collectible. This item has 14 authenticated signatures of the members from the 1953 National League Championship Brooklyn Dodgers team -several of whom were subsequently elected to the baseball Hall of Fame (thereby greatly increasing the memorabilia value). In July, 2007 we entered into an agreement with Mr. Judkowitz, our CEO - to be the exclusive sales agent for items from his personal collection that he is willing to sell through our Internet website. Schedule "A" of the Agreement describes the particular collectible items. HCI shall earn a 15% commission on each sale of the listed items. The initial selling prices will be determined by Mr. Judkowitz using comparable prices established by the market place as shown on a variety of industry websites and publications.

Revenues.
--------
We anticipate future revenues from the sale of collectible inventory and future additions to our inventory we might obtain through purchase. We are unable to predict when such sales will begin.

Control of Business Operations.
------------------------------
The three principal shareholders of HCI own in excess of 90% of the shares and have effective control of all facets of HCI's operations and business plans. By their control of the election of directors, they are in a position to collectively direct the nature of our business, including fund raising, acquisitions of assets and issuance of additional shares of common and or preferred stock. In the event that a public market for the shares of HCI does not develop or if developed is not maintained, other shareholders may find that there is no market for their shares at the time they would otherwise be eligible to publicly sell their shares pursuant to the securities laws then in effect. Management expects to take whatever steps in the future may be required to have a public market develop, there is no intent to assure that a viable market will ever develop or if developed, would be maintained for any duration.

Competition.
-----------
For the foreseeable future, HCI will remain an insignificant participant among the firms and individuals engaged in marketing collectibles, as well as those public and private companies seeking to enhance their own shareholder's equity through the acquisition of one or more operating business entities. There are established firms and venture capital organizations, which have significantly greater resources - financial and personnel - as well as greater technical expertise than HCI has or can expect to have in the near future. In view of our limited financial resources we will continue to be at a significant competitive disadvantage.


Stock Option Plan.
-----------------
In 2007 we adopted a stock option plan to take effect on October 1, 2007, pursuant to which the Board of Directors has the authority to grant options to purchase up to a total of 2,000,000 shares of our common stock to our directors, officers, consultants and employees. Awards under the plan may be either non-qualified options or options intended to qualify as "Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986, as amended. The exercise price of options granted under the plan may not be less than 100% of the fair market value of the common stock on the day of grant. If options are granted to a person who controls more than 10% of our stock, then the exercise price may not be less than 110% of the fair market value on the day of the grant. The purchase price and method of exercise of each nonqualified option granted to officers and other key employees shall be determined by the board of directors. The purchase price is payable in full by cash. However, the board of directors may accept payment for the purchase price of the shares of common stock acquired upon exercise of an option, by optionee's interest-bearing promissory note, or by any other so-called cashless exercises as permitted by law, or any combination of cash, check, shares and cashless exercises. Options granted under the stock option plan become exercisable and shall expire on such dates as determined by the board of directors, provided, however, that no term may exceed ten years from the date of grant, or five years from the date of grant in the case of any optionee holding more than 10 percent of the combined voting power of all classes of our capital stock as of the date of grant. After options become exercisable they may be exercised at any time or from time to time as to any part thereof. Options are not transferable except by will or by the laws of descent and distribution; during the life of the person to whom the option is granted, that person alone may exercise them. All rights to exercise options terminate 90 days after the date a grantee ceases to be an employee of this company or any subsidiary for any reason other than death or disability.


DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

Set forth below is the name of the director and officer of the Company, all positions and offices with the Company held, the period during which he has served as such, and the business experience during at least the last five years:

      Name         Age          Positions and Offices Held
      ----         ---          --------------------------
Harvey Judkowitz   62           Chairman/CEO/CFO/President

Paul M. Galant     66           Secretary/Treasurer and Director

Harvey Judkowitz is a Certified Public Accountant licensed in both New York and Florida. He is cofounder, chairman and President of HCI from inception. From 1988 to date, Mr. Judkowitz has conducted his own CPA practice. Since March 2007 he has served as a director and treasurer of Photovoltaic Solar Cells, Inc. (NV), an unaffiliated company presently selling shares to the public through an SB2 Registration. He served as the Chairman of the Board and CEO of UniPro Financial Services, Inc. (OTCBB:
UPRO) from June 2003 until the sale of control in September 2005. From December 1999 through October, 2001 he was an officer and Chairman of the Board of Spectrum Brands Corp., He currently serves on the Board of Directors and is chairman of the audit committees for the following publicly traded companies; The Singing Machine, Inc. (SMD), and Hard To Treat Diseases, Inc.
(HTDS) and Cavit Sciences, Inc. (CVIT). In the past, he has served as Chief Financial Officer of Claire's Stores and several other publicly traded companies. Mr. Judkowitz graduated from Pace University in 1967 with a BBA in Accounting. Mr. Judkowitz's collectibles inventory and expertise has been gleaned from a lifetime as an active memorabilia collector, buyer and seller.

Paul M. Galant, co-founder is a director and Secretary/Treasurer since our inception. He is presently devoting approximately 75% of his business time to the development of HCI. He was the co-founder in June 2003, and served as a director and an officer of UniPro Financial Services, Inc. through September 8, 2005 - during its developmental stage and was primarily responsible for qualifying UniPro for public trading on the OTC Bulletin Board as a fully reporting company under the Securities and Exchange Acts. From December 1999 through October, 2001 he was Secretary/Treasurer and a Director of Spectrum Brands Corp., an Internet web site operator; and he was the founder in 1999 of NetWeb OnLine.Com Inc., a Florida corporation prior to its business combination with The Golfing Network. He has been a business development consultant continuously since 1970, and was a registered NASD General Securities Principal from 1975 until August 1999. In 1981 he founded PR Sources Inc., a private entity, engaged in providing corporate and business development services to the general business community continuously from its founding to the present. From August 1997 until February 2001 Mr. Galant was a director of Meridian USA Holdings, Inc., a manufacturer of proprietary syrups and beverages. From time to time, he has been a director and officer of various developmental stage enterprises. He was a practicing attorney in the State of New York from 1966 through 2000. Mr. Galant was a founding partner of several New York based full service brokerage firms between 1975 and 1999. He served in the U.S. Army, is a 1965 graduate of Brooklyn Law School (J.D.) and in 1962 received a BBA degree from Adelphi College (NY).

Directors  Term  of  Office. Directors hold  office  until  their
---------------------------
successors have been elected, and qualified, at the next annual meetings.


EXECUTIVE COMPENSATION.

Compensation of Officer and Directors.
-------------------------------------
No compensation of any kind was paid to HCI's officers or directors during the period from our inception on April 18, 2007 through June 30, 2007- being the close of our first fiscal year. Although there are no specific plans or commitments to pay compensation to the officers or directors during the next 12 months, the board may at any time determine to pay appropriate compensation depending upon the availability of working capital. At some time In the future directors may be reimbursed for actual expenses incurred for each annual meeting of the Board, which they attend.

Key  Man  Insurance.  We do not currently maintain life insurance
-------------------
covering the death or incapacity of any officer, director or key employee.



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT. The following table sets forth each person we know to be the beneficial owner of five percent or more of our common stock, all directors and officers individually and as a group. There are no shares of Preferred stock issued and outstanding. Each person named has sole voting and investment power with respect to the shares shown:

Name and Address         Amount of Beneficial         Percentage of Class
of Beneficial Owner     Ownership - Common Stock          Common Stock
---------------------------------------------------------------------------
Harvey Judkowitz                700,000                         30.22%
14241 SE 92nd Avenue
Miami, Fl 33176

Paul M. Galant                  700,000                         30.22%
470 NE 25th Terrace
Boca Raton, FL 33431
              -------------------------------------------------------------
Officers and Directors
  as a Group (2 Persons)      1,400,000                         60.44%

Lance V. Galant                 700,000                         30.22%
9480 NW Marvin Lane
Portland, OH 97229
              -------------------------------------------------------------

All of the above individual shareholders are deemed "founders", as defined by the Securities Act of 1933, as amended.

SELLING STOCKHOLDERS.
The shares to be offered by the selling stockholders are presently "restricted" securities under applicable federal and state securities laws and are being registered hereby under the Securities Act for distribution and resale at their option in public transactions. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders. The selling stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

The registered shares may be sold directly to members of the public, or through brokers or dealers; or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement. See "Plan of Distribution." The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of registered shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of our common stock that will be held by the selling stockholders after any sales made pursuant to this prospectus because the selling stockholders are not required to sell any of the shares being registered under this prospectus. The following tables assume that the selling stockholders will sell all of the shares listed in this prospectus.

For purposes of the tables below, the numbers of shares "beneficially owned" are those beneficially owned as determined under the rules of the SEC. Such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares for which the person has the right to acquire such power within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Percentages in the tables below are based on 2,441,000 shares of our common stock outstanding as of August 1, 2007.

Except for one shareholder, a indicated on the following shareholder list, the individual ownership interest of all of the other Selling shareholders as represented in this table is less than One Percent and none of the named individuals has any material relationship with us. And none of them has any "beneficial" or other "of record" ownership in other shares of the Company


In order to provide tradable shares and enable HCI to establish a public market for our shares, on July 16, 2007 the Board of Directors unanimously authorized the issuance of a total of 125,000 fully paid, non-assessable shares at no cost - as gifts to approximately 110 individuals (all of whom are friends, acquaintances, or family members of the control shareholders. Meredith Mann is the adult married step daughter of Mr. Judkowitz; Eric Galant and Gregory Galant are nephews, and Felice Galant is the niece, of Paul Galant and Lance Galant, who are brothers and both are principal shareholders). The grant of the aforesaid 125,000 shares is subject to the condition that the share certificates will not be distributed until the shares are the subject of an effective SEC Registration Statement under the Securities Act. Certificates representing the said shares will be issued as soon as practicable after the effective date hereof. The control shareholders disclaim any interest in any of these 125,000 shares. We believe that all of the shares issued by us were done so in private transactions not involving a public offering; such transactions and subsequent share issuances were made in reliance upon the exemption from registration provided by Sections 3 and 4(2) of the Securities Act.


---------------------------------------------------------------------------------------------
Shareholder                Residence     State    Shares Owned    Shares Owned     Percent
---------------------------------------------------------------------------------------------
                                                   Registered    Not being Sold  of Ownership
                                                    For Sale
Alicia    Abella-Torrente   MIAMI           FL        300
Julianne  Anderson          COOPER CITY     FL        300
Alec      Artze             MIAMI           FL        300
Jamie     Artze             MIAMI           FL        300
Elisha    Attias            MIAMI           FL        300
Tiffany   Barfus            MIAMI           FL        300
Wayne     Barlin            MIAMI           FL        300
Denise    Ben David,        MIAMI           FL        300
David     Benhamo           MIAMI           FL        300
Bruce     Bernard           POMPANO BEACH   FL        300
Mariela   Bianchi           DAVIE           FL        300
Raphael   Blum              AVENTURA        FL        300
---------------------------------------------------------------------------------------------


                                                                19


---------------------------------------------------------------------------------------------
Nancy     Borr              MIAMI           FL        300
Bernard   Brian             WESTON          FL        300
Peter     Button            BOCA RATON      FL     16,200             30,000        1.893
Dawn      Cassimire         MIAMI           FL        300
Kathleen  Ciccarone         PLANTATION      FL        300
Christine Ciccarone         BROOKLYN        NY        300
Joseph    Ciccarone         MIAMI           FL        300
Diana     Cohn              DEL RAY BEACH   FL        300
Nancy     Davis             MELBOURNE       FL        300
Heidi     Deluque           MIAMI           FL        300
Kelly     Dominguez         SUNRISE         FL        300
Ronnie    Estey             MIAMI BEACH     FL        300
Mary      Forssberg         MIAMI           FL        300
Eric      Galant            ROCKLAND        ME      3,000
Felice B. Galant            NEW YORK        NY      3,000
Gregory   Galant            NEW YORK        NY      3,000
Martin    Getz              BRAINTREE       VT        300
Sonia     Gibson            MIAMI           FL        300
David     Gil               MIAMI           FL        300
Martin    Glaser            MIAMI           FL        300
Audie     Glogower          Delay Beach     FL     12,500
Nancy     Gomez             MIAMI           FL        300
William   Gompers           MIAMI           FL        300
Gregory   Griffin           FORT LAUDERDALE FL      3,000
Carrie    Gunter            PORTLAND        OR        300
Moshe     Gutthertz         MIAMI           FL        300
Yossef    YHarlig           MIAMI           FL        300
Roy       Hellman           MIAMI           FL        300
Beth      Hillman           MIAMI           FL        300
Susanne   Hoereth           MIAMI           FL        300
Louis     Huss              MIAMI           FL        300
Justin    Irizarry          NEW YORK        NY        300
Gitte     Jensen            LAGUNA BEACH    CA        300
Thomas Jr Jicha             MIAMI           FL        300
John      Joffrey           MIAMI           FL        300
Iliana    Kalish            PLANTATION      FL        300
Robert    Kline             BOCA RATON      FL     10,000
Evan M.   Kline             BOCA RATON      FL      5,000
Joshua W. Kline             BOCA RATON      FL      5,000
Alice     Kmetz             MIAMI           FL        300
Wolfgang  Kriesche          MIAMI           FL        300
Zachariah Krogin-Curtin     PALM CITY       FL        300
Glenn     Labrad            CORAL GABLES    FL        300
Armando   Lambert           MIAMI           FL        300
Dera-Jill Lamontagne        SAN FRANCISCO   CA        300
Alicia    Laufer            BOCA RATON      FL        300
Robert    Lax               MIAMI           FL        300
Sherry    Maer              MIAMI           FL        300
Meredith  Mann              NEW YORK        NY     20,000
Marilyn   March             MIAMI           FL        300
Carlos    Matos             MIAMI           FL        300
Vivian    Matos             MIAMI           FL        300
William   McMorrow          SAN FRANCISCO   CA     20,000
Lynn      Milner            MIAMI           FL        300
Lori      Monaco            MIAMI           FL        300
Alma      Muse              MIAMI           FL        300
Marcy     Myers             KEY LARGO       FL        300
Robert    Patterson         MIAMI           FL        300
Albert    Perez             MIAMI           FL        300
---------------------------------------------------------------------------------------------


                                                                20

---------------------------------------------------------------------------------------------
Sam       Potter            MIAMI           FL        300
Jo-Ellen  Pozner            SAN FRANCISCO   CA        300
Rona      Pozner            ALBANY          NY        300
Zachary   Pozner            SAN FRANCISCO   CA        300
Armando   Pozo              DAVIE           FL        300
Michael   Prince            PORTLAND        OR        300
Ellie     Quintana          MIAMI           FL        300
Robert    Rachlin           MIAMI           FL        300
Marta     Reeves            MIAMI           FL        300
Rosa      Reeves            MIAMI           FL        300
Kathleen  Reid              PORTLAND        OR        300
Angelica  Restrepo          MIAMI           FL        300
Monica    Restrepo          CORAL GABLES    FL        300
Andrew    Rier              MIAMI           FL        300
Patricia  Robbins           MIAMI           FL        300
Alex      Rodriguez         MIAMI           FL        300
Claudia   Rodriguez         MIAMI           FL        300
Alan      Rosenberg         PORTLAND        OR        300
Leslie    Rosenberg         PORTLAND        OR        300
Jeffrey   Rubinton          N MIAMI BEACH   FL        300
Romey     Samtani           HOMESTEAD       FL        300
Gary      Shanock           MIAMI           FL        300
Belinda   Shapiro           MIAMI           FL        300
Erik      Sherman           COCONUT GROVE   FL        300
Barbara   Sparkler          PLANTATION      FL        300
Erin      Sperry            TAVERNIER       FL        300
Richard   Stern             MIAMI           FL        300
Diana     Tejada            MIAMI           FL        300
Anjelica  Trejo             JUPITER         FL        300
Irene     Tzanani           MIAMI           FL        300
Barry     Wander            MIAMI           FL        300
Wendy     Wilson            LYNDONVILLE     NY        300
Noah      Yablonka          MIAMI           FL        300
Avner     Zabari            MIAMI           FL        300
Raffi     Zabari            MIAMI           FL        300
Allan     Zwerner           SOUTH MIAMI     FL        300
                                                      ---
                                                  125,000
                                                  -------
---------------------------------------------------------------------------------------------

                      PLAN OF DISTRIBUTION

We are offering through our officers and without an underwriter 3,600 Redeemable Unit Warrants on a "best-efforts" basis, at the price of $5.00 per Unit. Our officers will not receive any compensation for their services in effecting sales of the Units. As to the "Selling Shareholders" whose shares are being registered pursuant to this Prospectus, we will pay the costs and fees of registering the shares of common stock, but the selling stockholders will pay any brokerage commissions, discounts or other expenses relating to the sale of these shares. The selling stockholders may sell the shares of common stock in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. In addition, the selling stockholders may sell some or all of their shares through:

- a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate a transaction;
- purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
- ordinary brokerage transactions and transactions in which a broker solicits purchasers.

When selling the shares of common stock, and assuming the existence of a public market, the selling stockholders may enter into hedging transactions. For example, the selling stockholders may:

- enter into transactions involving short sales of the shares by broker-dealers;
- sell shares short themselves and redeliver the shares to close out their short positions;
- enter into option or other types of transactions that require the selling stockholder to deliver shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
- loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

The selling stockholders may pay broker-dealers commissions, discounts or concessions for their services. The selling stockholders and any broker-dealers involved in the sale or resale of the shares of common stock may qualify as "underwriters" within the meaning of Section 2(a)(11) of the Securities Act, and may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in this prospectus and the registration statement of which it is a part. In addition, the broker-dealers' commissions, discounts or concession may qualify as underwriters' compensation under the Securities Act. In addition to selling their shares under this prospectus, the selling stockholders may transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. To comply with the securities laws of some states, if applicable, the shares may be sold in those states only through brokers or dealers. In addition, in some states, the shares may not be sold in those states unless they have been registered or qualified for sale in those states or an exemption from registration or qualification is available and is complied with.

The names of the selling stockholders and their respective holdings are set forth herein. If necessary the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part. The rules and regulations in Regulation M under the Exchange Act provide that during the period that any person is engaged in the distribution (as that term is defined in Regulation M) of our common stock, that person generally may not purchase common stock. The selling stockholders are subject to applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of our common stock by the selling stockholders. The foregoing may affect the marketability of our common stock.


                   DESCRIPTION OF SECURITIES.

As of July 31, 2007 we had 2,316,000 Common shares issued and outstanding. On July 16, 2007 the board of directors authorized the issuance of 125,000 non-assessable common shares to be distributed upon the effective date of this offering.

Capital  Stock.  Our Articles of Incorporation  authorize  us  to
--------------
issue an aggregate of 100,000,000 shares of Capital Stock - 95,000,000 of which shares are designated as Common Stock, par value of $0.001 per share; and 5,000,000 Shares are designated as Preferred Stock: with 3,000,000 of those shares being designated as Series I Convertible Preferred Stock ($0.001 par value); and 200,000 shares are designated as Series "A", $5 stated value Redeemable Preferred Stock. The remaining 1,800,000 shares are undesignated and have no-par value.

Common  Stock.  The holders of common stock are entitled  to  one
-------------
vote for each share held on all matters submitted to a vote of shareholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of
directors  out of funds  legally  available   therefore.  Upon  a
liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to receive ratably the net assets available after the payment of all debts and other liabilities, and subject further only to the prior rights of any
outstanding  preferred  stock.  Common  stock  holders  have   no
preemptive, subscription, redemption or conversion rights. All of the outstanding shares of common stock are fully paid and non-assessable.

Preferred  Stock.  HCI  may  issue  up  to  5,000,000  Shares  of
----------------
preferred stock. Future issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede an acquisition or other business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the shareholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of HCI's shareholders the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interests or in which shareholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. We have no present plans or commitments to issue any preferred stock.


Common  Stock  Purchase  Warrants. The  Board  of  Directors  has
---------------------------------
authorized the sale and issuance of 3,600 Units, each consisting of 100 Redeemable Purchase Warrants, aggregating 360,000 warrants; each Warrant is convertible into one share of $0.001 par value Common Stock upon the payment to the Company of $6.00. The Warrants may be converted at any time prior to their termination on the Fifth Anniversary of the Effective Date of this Registration Statement assuming that the underlying shares are the subject of an effective registration at the time of exercise. We can call the Warrants at any time prior to their termination - if there is a public market for our common stock, the average 10-day trading "bid" price preceding the date of notice by at least 5 days must be at least $6.60. If there is no public trading market, we can call the Warrants on notice. In either situation the redemption price is $0.05 per Warrant. The Unit shall not be separable except in the case of exercise or partial redemption.


Voting  Rights  Control. Each share of authorized  Capital  Stock
-----------------------
(common stock and preferred stock) is entitled to one vote. Cumulative voting in the election of directors is not permitted and the holders of a majority of the number of outstanding shares will be in a position to control the election of directors, at a general shareholder meeting, and may elect all of the directors standing for election.

Dividend  Policy. HCI has never declared or paid a cash  dividend
----------------
on its Common Stock, nor does it have any present intent to do so in the near future. It is anticipated that all earnings will be retained to provide working capital for the implementation of the business plan, until such time as the directors shall, in their sole discretion, declare that HCI's working capital requirements and cash position will permit a cash distribution to shareholders. Stock dividends may be declared, from time to time, in the sole discretion of the board of directors. No such stock dividends have ever been declared.

Transfer Agent. We expect to appoint Transfer Online, Inc.,  [317
--------------
Alder  Street,  Portland, OR 97204, telephone number  (503)  227-
2950] as the transfer agent for our Common shares . Their Internet website will be available to all of our shareholders at www.transferonline.com. We will act as our own transfer (Warrant Agent) for the Redeemable Unit Warrants being offered, however all common shares that may be issued on the conversion of the Unit Warrants will be issued by our transfer agent.

             INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel was hired on a contingent basis that will receive a direct or indirect interest in our business that is valued at greater than $50,000. Berkovits, Lago & Company, LLP, Certified Public Accountants, has audited the financial statements included in this prospectus to the extent and for the periods indicated in their reports thereon.


   DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                 SECURITIES ACT LIABILITIES

We are authorized in our Articles of Incorporation and our by-laws to indemnify our officers and directors to the fullest extent allowed under the provisions of the State of Florida Corporation Laws for claims brought against such persons in their capacity as officers and or directors. We may hold harmless each person who serves at any time as a director or officer from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director or officer, and may reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Florida Statutes. The rights accruing to any person under our by-laws and Articles of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the bylaws and Articles of Incorporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                          LEGAL MATTERS
                          -------------

Stewart  A. Merkin, Esq., of the Law Office of Stewart A. Merkin,
P.A., has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.


               WHERE YOU CAN FIND MORE INFORMATION
               -----------------------------------

We have filed with the Securities and Exchange Commission (the Commission) a registration statement on Form SB-2 under the
Securities Act for the common stock offered under this prospectus. We are subject to the informational requirements of the Exchange Act, and file reports, proxy statements and other information with the Commission. These reports, proxy statements and other information filed by Harvey's Collectibles, Inc. can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of these materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site that contains reports, proxy statements, information statements and other information concerning UniPro Financial Services, Inc. at the site located at www.sec.gov. This prospectus does not contain all the information in the registration statement and its exhibits, which we have filed with the Commission under the Securities Act and to which reference is made.

                            PART F/S


The following financial statements required by Item 310 of Regulation S-B are furnished below:


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM      F - 1

FINANCIAL STATEMENTS

  Balance Sheet as of June 30, 2007                          F - 2

  Statement of Operations for the period from
  April 18, 2007 (date of inception) through
  June 30, 2007                                              F - 3

  Statement of Changes in Shareholders' Equity
  for the period from April 18, 2007 (date of
  inception) through June 30, 2007                           F - 4

  Statement of Cash Flows for the period from
  April 18, 2007 (date of inception) through
  June 30, 2007                                              F - 5

  Notes to Financial Statements                              F - 6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To: the Board of Directors and Shareholders of Harvey's
Collectibles, Inc.


We have audited the accompanying balance sheet of Harvey's Collectibles, Inc. ("the Company") (a development stage company) as of June 30, 2007, and the related statements of operations, changes in shareholders' equity, and cash flows for the period from April 18, 2007 (inception) to June 30, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2007, and the results of its operations and its cash flows for the period from April 18, 2007 (inception) to June 30, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's limited operations, lack of sufficient working capital, and loss from operations in the development stage raise substantial doubt about the Company's ability to continue as a going concern. Management's plans are described in Note 3 to the financial statements. The financial statements do not include any
adjustments   that  might  result  from  the  outcome   of   this
uncertainty.


/s/ Berkovits, Lago & Company, LLP
- ----------------------------------

Fort Lauderdale, Florida
July 31, 2007










                              F - 1

                   Harvey's Collectibles, Inc.
                  (A Development Stage Company)
                          Balance Sheet
                          June 30, 2007


                              ASSETS

     CURRENT ASSETS:
     Cash                                             $  12,396
                                                      ---------

          TOTAL CURRENT ASSETS                           12,396

     Inventory - Collectibles                             4,010
                                                      ---------

          TOTAL ASSETS                                $  16,406
                                                      =========


            LIABILITIES AND SHAREHOLDERS' EQUITY

     CURRENT LIABILITIES:
     Due to Officer and shareholder                   $   4,010
                                                      ---------
          TOTAL LIABILITIES                               4,010

     SHAREHOLDERS' EQUITY:
     Common Stock, $0.001 Par Value;
       95,000,000 Shares Authorized,
        2,316,000 Shares Issued and Outstanding           2,316
     Preferred Stock -No Par Value-
      5,000,000 shares Authorized                             -
     Additional paid-in capital                          12,644
     Deficit accumulated during the
       development stage                                 (2,564)
                                                      ---------

          TOTAL SHAREHOLDERS' EQUITY                     12,396
                                                      ---------
          TOTAL LIABILITIES AND
          SHAREHOLDERS' EQUITY                        $  16,406
                                                      =========












         The accompanying notes are an integral part of these financial statements.



                              F - 2

                   Harvey's Collectibles, Inc.
                  (A Development Stage Company)
                     Statement Of Operations
         For the Period from April 18, 2007 (inception)
                      through June 30, 2007





     REVENUES                                       $       -


     General and administrative expenses                (2,564)
                                                    ----------

            NET LOSS                                $   (2,564)
                                                    ==========

     Net loss per share - basic and diluted         $    0.001
                                                    ==========


     Weighted average number of shares outstanding-
         basic and diluted                           2,220,301
                                                    ==========

















         The accompanying notes are an integral part of these financial statements.


                              F - 3

                   Harvey's Collectibles, Inc.
                  (A Development Stage Company)
          Statement of Changes In Shareholders' Equity
 For the period from April 18, 2007 (inception) through June 30, 2007

                                                    DEFICIT
                                                  ACCUMULATED
                                  COMMON STOCK      ADDITIONAL  DURING THE
                                                    PAID-IN     DEVELOPMENT
                                SHARES     AMOUNT    CAPITAL      STAGE        TOTAL
---------------------------------------------------------------------------------------
Common stock sold for
 cash to founders at $0.002
 per share                     1,615,000  $ 1,615   $ 2,045      $    -      $  3,660

Common stock sold
 for cash at $0.014 per share    700,000      700     9,300           -        10,000

Common stock sold for
 cash at $1.00 per share           1,000        1       999           -         1,000

Additional paid in
 capital contributed as rent           -        -       300           -           300

Net Loss                               -        -   ( 2,564)     (2,564)
---------------------------------------------------------------------------------------
Balance -
June 30, 2007                  2,316,000  $ 2,316   $ 12,644    $ (2,564)    $ 12,396
=======================================================================================










         The accompanying notes are an integral part of these financial statements.


                              F - 4

                   Harvey's Collectibles, Inc.
                  (A Development Stage Company)
                     Statement Of Cash Flows
         For the Period from April 18, 2007 (inception)
                      through June 30, 2007






  CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                                 $    (2,564)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
  Contributed rent                                                 300
  Changes in assets and liabilities:
  Inventory purchased                                           (4,010)
                                                           -----------

     NET CASH USED IN OPERATING ACTIVITIES                 $    (6,274)



  CASH FLOWS FROM FINANCING ACTIVITIES
  Increase in due to officer and shareholder                     4,010
  Proceeds from issuance of common stock                        14,660
                                                           -----------

       NET CASH PROVIDED BY FINANCING ACTIVITIES           $    18,670
                                                           -----------

  NET INCREASE IN CASH                                          12,396

  CASH - BEGINNING BALANCE                                           -
                                                           -----------

  CASH - ENDING BALANCE                                    $    12,396
                                                           ===========









         The accompanying notes are an integral part of these financial statements.


                              F - 5

                   Harvey's Collectibles, Inc.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                          June 30, 2007


  Note 1 - Organization and Summary of Significant Accounting
  Policies

  Organization and operations:
  ----------------------------

  Harvey's Collectibles, Inc.("the Company")was incorporated in the State of Florida on April 18, 2007 primarily to engage in the purchase and sale to the general public of a variety of collectible memorabilia through an Internet website.

  The Company has not yet commenced full operations. There has been no operating revenue generated and since its inception operations have been devoted primarily to preparation of alternatives for raising working capital, and related administrative functions.

  Inventory:
  ----------

  Inventory is stated at the lower of cost or  market.  Inventory consists of sports memorabilia  products available for  sale to
  distributors  and  customers.  Cost is determined   using   the
  first-in, first-out specific identification cost method.

  Use of Estimates:
  -----------------

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates.

  Income Taxes:
  --------------

  The Company follows Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes". Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

  As of June 30, 2007, management of the Company has concluded that it is more likely than not that the Company will not realize any deferred tax assets arising from its net operating loss and has provided a valuation allowance against the entire balance.

  Cash:
  -----

  We maintain our cash in a bank account, which, at times, may exceed federally insurance limits.


  Net Loss Per Share:
  -------------------

  We use SFAS No. 128, "Earnings Per Share" for calculating the basic and diluted loss per share. We compute basic loss per share by dividing net loss and net loss attributable to common shareholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued and if the additional shares were dilutive. Common equivalent shares are excluded from the computation of net loss per share if their effect is anti-dilutive.








                              F - 6

                   Harvey's Collectibles, Inc.
                  (A Development Stage Company)
            NOTES TO FINANCIAL STATEMENTS - continued
                          June 30, 2007



  Note 1 - Organization and Summary of Significant Accounting
  Policies (continued)

  Fair Value of Financial Instruments:
  ------------------------------------

  The carrying value of the Company's financial instruments, including cash and due to officer and shareholder, approximate their fair value because of their relatively short maturities.


  Note 2 - Recent Accounting Pronouncements and Interpretations

  In February 2007, the FASB issued SFAS No. 159, "Establishing the Fair Value Option for Financial Assets and Liabilities ("SFAS No. 159"). SFAS No. 159 was to permit all entities to
  choose to  elect, at  specified  election  dates,  to   measure
  eligible financial instruments at fair value. An entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date, and recognize upfront costs and fees related to those items in earnings as incurred and not deferred. SFAS No. 159 applies to fiscal years beginning after November 15, 2007, with early adoption permitted for an equity that has also elected to apply the provisions of SFAS No. 157, "Fair Value
  Measurements".   An  entity is  prohibited from retrospectively
  applying SFAS No. 159, unless it chooses early adoption. SFAS No. 159 also applies to eligible items existing at November
  15, 2007 (or early adoption  date).   The Company is evaluating
  the impact of the adoption of SFAS No. 159 could have on the Company's financial statements.

  In  December  2006, the  Financial  Accounting Standards  Board
  (FASB) issued Staff Position (FSP) EITF 00-19-2, "Accounting for Registration Payment Arrangements". This FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, "Accounting for Contingencies". The guidance is effective for fiscal years beginning December 15, 2006. The Company is evaluating what the impact of the adoption of SFAS No. 159 could have on the Company's financial statements.

  FASB Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements, issued in September 2006, establishes a formal framework for measuring fair value under GAAP. It defines and codifies the many definitions of fair value included among various other authoritative literature, clarifies and, in some instances, expands on the guidance for implementing fair value measurements, and increases the level of disclosure required for fair value measurements. Although SFAS No. 157 applies to and amends the provisions of existing FASB and AICPA pronouncements, it does not, of itself, require any new fair value measurements, nor does it establish valuation standards. SFAS No. 157 applies to all other accounting pronouncements requiring or permitting fair value measurements, except for; SFAS No. 123 (R), share-based payment and related pronouncements, the practicability exceptions to fair value determinations allowed by various other authoritative pronouncements, and AICPA Statements of Position 97-2 and 98-9 that deal with software revenue recognition. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is evaluating the impact of SFAS 157 on its financial statements.



                              F - 7

                   Harvey's Collectibles, Inc.
                  (A Development Stage Company)
             NOTES TO FINANCIAL STATEMENTS-continued
                          June 30, 2007



  Note  2  - Recent Accounting Pronouncements and Interpretations
  (continued)

  In June 2006, FASB issued FIN 48 ("FIN48"). "Accounting for Uncertainty in Income Taxes" was issued, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, and earlier application of the provision of FIN 48 is encouraged if the enterprise has not yet issued financial statements, including interim financial statements, in the period that FIN 48 is adopted. The Company does not believe that the adoption of FIN 48 will materially impact its financial statements.



  Note 3 - Going Concern

  The Company is a development stage company with no current revenue, limited operations and lack of working capital. There can be no assurance that upon implementing our business plan, we will be successful or that we will start producing sufficient revenues to cover our expenses. The Company's ability to execute its business plan will depend on its ability to obtain additional funding and achieve a profitable level of operations. There can be no assurance that sufficient funding will be obtained. Nor can the Company give any assurance that it will generate substantial revenues or that its business operations will prove to be profitable. The foregoing matters raise substantial doubt about our ability to continue as a going concern.

  The  Company intends to raise capital through an initial public
  offering.   In  the  event  that  this  raising  proves  to  be
  insufficient,   the  Company  will  seek  additional   funding,
  through either equity or debt financing.


  Note 4 - Related party Transactions

  Contributed Rent:
  -----------------

  The Company currently has the use of office facilities pursuant to an oral agreement with a principal shareholder, director and officer, at the estimated value for the use of office facilities approximates $125 per month. The value of this service has been recorded as contributed rent on the statement of shareholders equity for a total of $300 for the period from inception to June 30, 2007.

  Sales Agreement:
  ----------------

  The Company has entered into an exclusive sales agreement with its president whereby the Company will earn a 15% commission on all sales of the president's memorabilia collection (see
  Note 6).








                              F - 8

                   Harvey's Collectibles, Inc.
                  (A Development Stage Company)
             NOTES TO FINANCIAL STATEMENTS-continued
                          June 30, 2007




  Note 5 - Provision for Income Taxes

  Significant  components  of  the Company's deferred  tax assets and  liabilities  for  federal  and  state tax purposes  are as follows:
                                              June 30,
                                                2007
                                              --------

     Total deferred tax asset                 $    900

     Valuation allowance                          (900)
                                              --------
     Net deferred tax assets                  $      -
                                              ========

  SFAS 109 provides for the recognition of deferred tax assets if realization of such assets is more likely than not. The Company has provided a full valuation allowance against its net deferred tax assets.

  Utilization of some of the net operating loss carryforwards may be subject to substantial annual limitations due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of net operating loss carryforwards before utilization. The net operating loss carryforwards will expire in 2027. The Company is taxable as a C corporation under the Internal Revenue Service Code.


  Note 6 - Shareholder's Equity

  Our articles of incorporation authorizes the issuance of 95,000,000 shares of common stock, par value $0.001 as well as 5,000,000 shares of preferred stock with no par value designated.

  On April 21, 2007, the Company issued 1,615,000 shares of common stock to the Company's founders in exchange for $3,660 in cash.

  On April 21, 2007, 700,000 shares of common stock were sold to an investor at $.014 per share for an aggregate cost of $10,000.

  On May 29, 2007, 1,000 shares of common stock were sold to an investor at $1.00 per share for an aggregate cost of $1,000.


  Note 7 - Subsequent Events
  On July 16, 2007, the Board of Directors authorized the issuance of 125,000 shares of common stock, issuable upon the effectiveness of a registration statement filed with the Securities and Exchange Commission ("SEC"). The board also authorized to be included in such registration statement the sale of 1,200 Units of Redeemable common stock purchase warrants at $15.00 per Unit; each unit to consist of 300 warrants valued at $0.05 per redeemable warrant, with an expiration term of 5 years in exchange for one share of common stock at the exercise price of $6.00 per share.

  On July 25, 2007, the Company entered into an Exclusive Sales Agreement with its president and major shareholder whereby he appoints the Company to act as his agent in offering for sale various collectibles owned by him in exchange for a sales commission of 15% at predetermined selling prices.




                              F - 9

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws and Articles of Incorporation also provide that we may indemnify and hold harmless each person who serves at any time as a director or officer from and against any and all claims, judgments and liabilities to which such person shall become subject by reason of the fact that he is or was a director or officer, and may reimburse such person for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability. We also have the power to defend such person from all suits or claims in accord with the Florida Statutes. The rights accruing to any person under our bylaws and Articles of Incorporation do not exclude any other right to which any such person may lawfully be entitled, and we may indemnify or reimburse such person in any proper case, even though not specifically provided for by the bylaws and Articles of Incorporation. Insofar as indemnification for liabilities for damages arising under the Securities Act of 1933, (the "Securities Act") may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provision, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We estimate that expenses in connection with the distribution described in this registration statement (other than brokerage commissions, discounts or other expenses relating to the sale of the shares by the selling stockholders) will be as set forth below. We will pay all of the expenses with respect to the distribution,  and  such  amounts,  with  the  exception  of  the
Securities   and  Exchange  Commission  registration   fee,   are
estimates.
                --------------------------------------
                      Expense                 Amount
                --------------------------------------
                SEC Registration fee      $      86.05
                --------------------------------------
                Professional fees:
                --------------------------------------
                  Auditing                    5,000.00
                --------------------------------------
                  Legal                       1,500.00
                --------------------------------------
                "Blue-Sky" filing fees        2,500.00
                --------------------------------------
                Transfer Agent                2,500.00
                --------------------------------------
                Printing/Mailing              1,000.00
                --------------------------------------
                Miscellaneous                 1,000.00
                --------------------------------------
                Total Estimated Expenses  $  13,586.05
                --------------------------------------

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

For the aggregate cash consideration of $13,660, during the period from our inception on April 18, 2007 through June 30, 2007 we issued a total of 2,315,000 common shares to our founders, and as gifts by the founders to 5 individuals - friends and relatives of the founders, for an average per share value of $0.0059. In addition we sold 1,000 shares to an investor at the aggregate price of $1,000.

In order to provide tradable shares and enable HCI to establish a public market for our shares, on July 16, 2007 the Board of
Directors  unanimously  authorized the issuance  of  a  total  of
125,000   fully   paid,  non-assessable  shares   as   gifts   to
approximately   110  individuals  (all  of  whom   are   friends,
acquaintances, or family members of the control shareholders), subject to the condition that the shares will not be distributed until they are registered under the Securities Act; share certificates will be issued upon the effective date of this SB2 Registration Statement. The control shareholders disclaim any interest in any of these 125,000 shares.

We believe that all of the shares issued by us were done so in private transactions not involving a public offering; such transactions and subsequent share issuances were made in reliance upon the exemption from registration provided by 3 and 4(2) of the Securities Act of 1933, as amended. There were no underwriters involved, nor were any commissions or fees paid to anyone in any of the foregoing transactions.






ITEM 27.  EXHIBITS


      (A)  INDEX TO EXHIBITS

 (3) Articles of Incorporation and by-laws
 (4) Instruments defining the rights of security holders, including indentures.
 (5) Opinion of Counsel
(10) Material Contracts
(23) Consent of Experts
(24) Power of Attorney



      (B) DESCRIPTION OF EXHIBITS

Exhibit     Description
-------     -----------
  3.1   Articles of Incorporation - effective April 18, 2007;
  3.2   Amendment to the Articles of Incorporation-effective May 9, 2007;
  3.3   Amendment to the Articles of Incorporation-effective July 16,2007;
  3.4   By-Laws - adopted on April 24, 2007;
  4.1   Specimen Stock Certificate;
  4.2   Specimen Agreement - Redeemable Unit Warrant;
  5.1   Opinion of Counsel as to legality of securities being registered;
 10.1 Exclusive Sales Agency Agreement with Collectible Offerings-dated July 25, 2007;
 23.1   Consent of Independent Registered Public Accounting Firm;
 23.2   Consent of Counsel-(included in Exhibit 5.1);
 24.1   Power of Attorney (see Signature page);





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ITEM 28. UNDERTAKINGS

A.Rule 415 Offering - We hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     i.    Any  preliminary  prospectus  or   prospectus  of  the
undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

    ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

   iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

    iv. Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the
registration  statement  or  prospectus  that  is  part  of   the
registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.


Indemnification.  Insofar  as  indemnification  for   liabilities
---------------
arising under the Securities Act of 933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     B.    We  hereby  request the acceleration of the  Effective
Date hereof.






SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Boca Raton, Florida, on September 11, 2007


Harvey's Collectibles, Inc.        Harvey's Collectibles, Inc.
---------------------------        ---------------------------

By: /s/Harvey Judkowitz            By:  /s/ Paul M. Galant
    -----------------------             ------------------------
    Harvey Judkowitz                    Paul M. Galant, Director
    Chief Executive Officer             Secretary/Treasurer
    Chief Financial Officer
    Principal Accounting
    Officer

POWER OF ATTORNEY

The officers and directors of Harvey's Collectibles, Inc. whose signatures appear below, hereby constitute and appoint Harvey Judkowitz, their true and lawful attorneys and agents, to sign, execute and cause to be filed on behalf of the undersigned any amendment or amendments, including post-effective amendments, to this registration statement of Harvey's Collectibles, Inc. on Form SB-2. Each of the undersigned does hereby ratify and confirm all that said attorneys and agents should do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this registration statement.


          Signature                  Title                  Date
          ---------                  -----                  ----

                             Chief Executive Officer   September 11, 2007
  /s/ Harvey Judkowitz       Chairman
  --------------------------
   Harvey Judkowitz,         (Principal Executive and
                             Financial Officer)
                             Principal Accounting
                             Officer


   /s/ Paul M. Galant
   -------------------------
   Paul M. Galant            Secretary/Treasurer       September 11, 2007
                             Director






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